SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

Current Report

Dated July 30, 2007

of

AMERICAN SAFETY INSURANCE HOLDINGS,

LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

SEC File Number 001-04795

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton, Bermuda HM 11

(441) 296-8560

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) 12 under the Securities Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) 12 under the Securities Act (17 CFR 240.13e-2(c))

Item 2.20. Results of Operations and Financial Condition.

On July 30, 2007, the Registrant issued a press release reporting its financial results for the quarter and six-months ended June 30, 2007.

A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 8.01. Other Events.

American Safety Insurance Services, Inc., a wholly-owned subsidiary of the Registrant and the Registrant’s U.S. program development and management company, has completed a new casualty reinsurance agreement effective as of July 1, 2007, with a term of one year. This agreement covers American Safety Indemnity Company and American Safety Casualty Insurance Company, the Registrant’s U.S. insurance subsidiaries, and American Safety Risk Retention Group, Inc., the Registrant’s non-subsidiary affiliate. The reinsurance agreement is designed to simplify our reinsurance structure, reduce the number of reinsurance agreements, allow our program business to write new programs without having to enter the reinsurance market to purchase reinsurance for each program and allow for ease of placement for new casualty products falling within the treaty guidelines. In addition, the new agreement contains broader terms and conditions, fewer exclusions, and provides additional limits at improved rates and standardized retentions. The agreement will also provide protection of our surplus from the impact of multiple and clash events. The reinsurers party to the agreement are: Arch Reinsurance Company; The Faraday Syndicate; Folksamerica Reinsurance Company; Liberty Mutual Syndicate; Max Re Ltd.; Munich Reinsurance America, Inc.; Partner Reinsurance Company; QBE Reinsurance Corporation and Swiss Re Underwriters, with participations varying from 2.5% to 27.5% depending on the reinsurer and the area of coverage. The cost of the reinsurance varies based on premium and the area of coverage and will be adjusted after the end of the agreement term.

The agreement provides four areas of coverage, summarized as follows:

Specialty Programs — $250,000 excess of $250,000, with 50% of the risk ceded to the reinsurers.

Casualty Lines — $4.5 million excess of $500,000, with 90% of the risk ceded to the reinsurers and covering all casualty lines other than surety, commercial umbrella and excess, including construction, non-construction, environmental, specialty programs, and the casualty portion of package business.

Casualty Lines — $6.0 million excess of $5.0 million atop the base casualty lines layer (above), with 100% of the risk ceded to the reinsurers and covering the construction, non-construction, environmental, special programs and casualty portion of package business lines and limits in excess of $5.0 million written in the umbrella and excess lines.

Umbrella and Excess — $5 million quota share placed on a cessions basis for umbrella and excess business. Policies are ceded on a 90% basis when written over our primary general liability policies and on an 80% basis when written over other insurers’ policies.

Item 9.01. Financial Statements and Exhibits.

                  (c) Exhibits

Exhibit 99.1 Press Release of American Safety Insurance Holdings, Ltd. issued July 30, 2007. The information set forth under Item 2.02 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMERICAN SAFETY INSURANCE HOLDINGS, LTD.
                               Registrant

Date: July 30, 2007            By:  /S/ Stephen R. Crim
                                    Stephen R. Crim
                                    President/Chief Executive Officer